Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170210, 333-46024, 333-82233, 333-58235, 333-06577, 333-73512, 333-109042, 333-127488, 333-155263 and 333-170210) of Integra LifeSciences Holdings Corporation and its Subsidiaries of our report dated February 27, 2012 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 27, 2012